UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2013

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                           75056
(Address of principal executive offices)                                                                           (Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On May 20, 2013, Pizza Inn Holdings, Inc. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Sale Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which the Company has previously sold an aggregate of $3.0 million of its common stock through MLV, acting as agent. On November 20, 2013, the Company and MLV entered into an Amendment No. 1 to the Sales Agreement pursuant to which an additional $5.0 million in aggregate dollar amount of the Company’s common stock may be offered and sold through MLV, acting as agent, pursuant to the Sales Agreement.

The description of Amendment No. 1 to the Sales agreement set forth above is qualified in its entirety by reference to the Amendment No. 1 to At-the-Market Issuance Sales Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.                      Financial Statements and Exhibits

(c) Exhibits.

1.1	Amendment No. 1 to At-the-Market Issuance Sales Agreement between Pizza Inn Holdings, Inc. and MLV & Co. LLC dated November 20, 2013.

5.1	Opinion of McGuire, Craddock & Strother, P.C.

23.1	Consent of McGuire, Craddock & Strother, P.C. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn Holdings, Inc.

Date: November 20, 2013	By:	/s/ RANDALL E. GIER Randall E. Gier, President & Chief Executive Officer